                                                                   EXHIBIT 21.1

                                SUBSIDIARIES OF
                                ---------------
                         CB COMMERCIAL HOLDINGS, INC.
                         ----------------------------

               NAME                                   JURISDICTION OF
               ----                                INCORPORATION/FORMATION
                                                   -----------------------
CB Commercial Brokerage, Inc.                              Arizona
CB Commercial Partners, Inc.                               Delaware
CB Commercial Real Estate Fund Management, Inc.            California
CB Commercial Real Estate Group, Inc.                      Delaware
CB Commercial Real Estate Group of Hawaii, Inc.            Delaware
CB Commercial Real Estate Group of Iowa, Inc.              Iowa
CB Commercial Real Estate Management Services, Inc.        California
CB Commercial Realty Advisors, Inc.                        California
CB Commercial Sutton & Towne, Inc.                         New York
CB Commercial Warehouse Property Corp.                     Delaware
Global Professional Assurance Company                      Vermont
L.J. Melody & Company                                      Texas
L.J. Melody & Company of California                        Texas
L.J. Melody Investments, Inc.                              Texas
Sutter Fremont, Inc.                                       California
Sutter Fremont Property Services, Inc.                     Washington
Sutter Fremont Real Estate Merchant Capital Corporation    California
Sutton & Towne N.J., Inc.                                  New Jersey
Westmark Real Estate Acquisition Partnership, L.P.         Delaware
Westmark Realty Advisors L.L.C.                            Delaware
HoldPar A                                                  Delaware
HoldPar B                                                  Delaware
Sol L. Rabin, Inc.                                         California
Roger C. Schultz, Inc.                                     California
Bruce L. Ludwig, Inc.                                      California
Vincent F. Martin, Jr., Inc.                               California
Stanton H. Zarrow, Inc.                                    California